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                      TERMINATION AGREEMENT
                      ---------------------

     THIS TERMINATION AGREEMENT (this "Agreement"), dated January 19, 1998, is by and among ITEQ, Inc., a Delaware corporation ("ITEQ"), ITEQ Sub Corp., a Delaware corporation and a wholly-owned subsidiary of ITEQ ("Subcorp"), and Matrix Service Company, a Delaware corporation ("Matrix"). ITEQ and Subcorp are hereinafter sometimes referred to as "ITEQ Group."

                      W I T N E S S E T H

     WHEREAS, ITEQ, Subcorp and Matrix have entered into that certain Plan and Agreement of Merger, dated December 16, 1997 (the "Merger Agreement");

     WHEREAS, ITEQ, Subcorp and Matrix recognize that heretofore unanticipated difficulties have arisen in connection with the expected integration of personnel from divergent corporate cultures;

      WHEREAS, the respective boards of directors of ITEQ, Subcorp and Matrix deem it desirable and in the best interest of their respective corporations and their respective stockholders that the Merger Agreement be terminated pursuant to Paragraph 6.1.1 of the Merger Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained the parties hereto agree as follows:

      1. Termination of Merger Agreement. ITEQ, Subcorp and Matrix agree to terminate the Merger Agreement pursuant to Paragraph 6.1.1 thereof.

      2.   Allocation of Expenses.   ITEQ and Subcorp agree to be solely
responsible for and to bear any and all expenses incurred by either of them, either directly or through arrangements contracted by either of them for third party services in connection with the investigation, negotiation or proposed implementation of any transaction contemplated by the Merger Agreement. Matrix agrees to be solely responsible for and to bear any and all expenses incurred by it, either directly or through arrangements contracted by it for third party services in connection with the investigation, negotiation or proposed implementation of any transaction contemplated by the Merger Agreement; provided, however, that ITEQ shall be solely responsible for and shall bear any and all fees and expenses of PaineWebber Incorporated ("PW") billed to Matrix for services rendered by PW in connection with the proposed rendition by PW of a fairness opinion to Matrix in connection with the merger contemplated by the Merger Agreement to the extent and only to the extent that such fees and expenses shall be in excess of an aggregate of $225,000 (the "Excess Claim Amount"), it being understood that ITEQ shall have complete discretion to act for Matrix in any negotiation, settlement or payment of an Excess Claim Amount; and ITEQ agrees to indemnify and hold harmless Matrix and its officers and directors and each person who controls Matrix with respect to any such Excess
Claim Amount.


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      3.   Mutual Releases: Merger Agreement Void.  ITEQ Group and Matrix
represent, mutually remise, release and forever discharge each other and their respective affiliates, directors, officers, employees, agents, representatives, and successors and assigns from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, specialities, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands (collectively "Claims"), whatsoever, in law or in equity, which against the other they may have ever had, now have or might have had, by reason of any matter, cause or thing whatsoever, including, but not limited to, claims arising under any federal, state or local law for breach of any implied covenant of good faith and fair dealing, breach of contract, defamation, slander, negligent misrepresentation, fraud, and intentional or negligent interference with business relations, to the date of this general mutual release, insofar as Claims arise out of or in connection with (i) the investigation or proposed implementation of the transactions contemplated by the Merger Agreement or (ii) the negotiation, performance or actual or alleged breach of any representation, warranty, covenant or agreement contained in the Merger Agreement (which Merger Agreement shall upon the execution of this Agreement become and be null and void and have no further force or effect whatsoever) provided, however, that such release shall not affect the obligations of the ITEQ Group or Matrix under any provision of this Agreement.

      4. Confidentiality Agreements Reaffirmed. The ITEQ Group and Matrix hereby agree and confirm that (with the exception of the first sentence in paragraph 4 of each such agreement, which sentence shall have no further force or effect whatsoever) all provisions of the Confidentiality Agreements dated November 4, 1997 and December 2, 1997 between Matrix and ITEQ remain in full force and effect, and each agrees to strictly comply with all such contractual provisions.

     5. Public Announcements. The ITEQ Group and Matrix agree that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement or the contents hereof or the termination of the Merger Agreement and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. The foregoing shall not apply, however, to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

     6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

     7. Entirety. This Agreement and (to the extent reaffirmed by this Agreement) the Confidentiality Agreements dated November 4, 1997 and December 2, 1997 between Matrix and ITEQ constitute the entire Agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

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     8.    Counterparts.  Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

    9. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.

                              If to ITEQ

Addressed to:                           With a copy to:

ITEQ, Inc.                              Porter & Hedges, L.L.P.
2727 Allen Parkway, Suite 760           700 Louisiana, 35th Floor
Houston, Texas 77019                    Houston, Texas 77002
Attention: Lawrance W. McAfee           Attention: T. William Porter
Facsimile: (713) 522-1759               Facsimile: (713) 226-0235


                              If to Matrix

Addressed to:                           With a copy to:

Matrix Service Company                  Andrews & Kurth, L.L.P.
10701 East Ute Street                   4200 Texas Commerce Tower
Tulsa, Oklahoma 74116                   Houston, Texas 77002
Attention: Doyl D. West                 Attention: Melissa Martin
Facsimile: (918) 838-8810               Facsimile: (713) 220-4285


     Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives on the day and year first above written.

                               ITEQ


                               By: /s/Mark E. Johnson
                                   ---------------------------------------
                                   Mark E. Johnson, Chairman of the Board
                                   and Chief Executive Officer

                               ITEQ SUB CORP.


                               By:  /s/Mark E. Johnson, President
                                    --------------------------------------

                               MATRIX SERVICE COMPANY

                               By: /s/Doyl D. West
                                   ---------------------------------------
                                   Doyl D. West, Chairman of the Board
                                   and Chief Executive Officer